Exhibit 99.1

Lightning eMotors enters into a $50 million pre-paid advance agreement with Yorkville Advisors Global L.P.

LOVELAND, Colo., May 17, 2023 – Lightning eMotors, Inc. (NYSE: ZEV), a leading provider of zero emission medium-duty commercial vehicles and electric vehicle technology for fleets, today announced that it has entered into a $50 million pre-paid advance agreement (the “PPA”) with an investment fund managed by Yorkville Advisors Global L.P.

“We are excited to partner with Yorkville to help Lightning raise capital as needed to help us fund our growth,” said David Agatston, CFO of Lightning eMotors. “We believe this funding commitment from Yorkville is a strong endorsement of Lightning’s ability to attract new capital and provide returns for investors.”

In accordance with the terms of the PPA, the Company may request advances of up to $2 million from Yorkville (or such greater amount that the parties may mutually agree) (each, a “Pre-Paid Advance”), which will be purchased by Yorkville at 92% of the face amount with an aggregate limitation on the Pre-Paid Advances of $50 million over an 18-month period (the “Commitment Amount”). The initial Pre-Paid Advance of $2 million will be funded by Yorkville on the day the Company files its Form 10-Q for the period ended March 31, 2023. If and when requested by Yorkville, amounts outstanding under each Pre-Paid Advance will be correspondingly reduced upon the issuance of common stock to Yorkville at a price per share equal to the lower of (a) 100% of the volume weighted average price (the “VWAP”) of the Company’s common stock on the trading day immediately preceding the closing of any Pre-Paid Advance or (b) 92.0% of the average of the two lowest daily VWAPs of the shares during the seven trading days immediately prior to the date Yorkville provides the purchase notice to the Company; however, in no event will the purchase price be less than $0.856.

The issuance of the shares under the PPA is subject to certain limitations, including that the aggregate number of shares of common stock issued pursuant to the PPA cannot exceed 19.9% of the Company’s outstanding shares of common stock as of May 16, 2023, without first receiving stockholder approval. Interest will accrue on the outstanding balance of any Pre-Paid Advance at an annual rate equal to 0%, subject to an increase to 15% upon events of default described in the PPA. In addition, Yorkville may not engage in short sales while Pre-Paid Advances are outstanding.

Northland Capital Markets acted as the sole placement agent for the transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The offering of the securities described in this press release is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-266736) (the “Registration Statement”),

and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement to be filed with the SEC on or about May 17, 2023. Copies of the prospectus supplement and accompanying prospectus may be obtained when filed with the SEC at the SEC’s website at www.sec.gov.

About Lightning eMotors
Lightning eMotors (NYSE: ZEV) has been providing specialized and sustainable fleet solutions since 2009, deploying complete zero-emission-vehicle (ZEV) solutions for commercial fleets since 2018. In that time, we have deployed a variety of vehicle classes and applications including but not limited to cargo and passenger vans, ambulances, transit and shuttle buses, school buses, specialty work trucks, and electric powertrains for school buses, transit buses and motor coaches. The Lightning eMotors team designs, engineers, customizes, and manufactures zero-emission vehicles to support the wide array of fleet customer needs with a full suite of control software, telematics, analytics, and charging solutions to simplify the buying and ownership experience and maximize uptime and energy efficiency. To learn more, visit our website at https://lightningemotors.com.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of Lightning eMotors considering their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on Lightning eMotors as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Lightning eMotors will be those anticipated. These forward-looking statements contained in this press release are subject to known and unknown risks, uncertainties, assumptions and other factors, many of which are described in our most recent annual report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission, including without limitation, those related to our operations and business and financial performance; our ability to service our debt; our ability to grow demand for our products and revenue; our ability to become profitable, our ability to have access to an adequate supply of motors, chassis and other critical components for our vehicles on the timeline we expect, increases in costs or shortage of materials required to develop and manufacture Lightning eMotors’ products, and our ability to raise additional funds, that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as may be required under applicable securities laws.

Lightning eMotors’ News Media Contact:
Nick Bettis

(800) 223-0740
pressrelations@lightningemotors.com
Lightning eMotors’ Investor Relations:
Brian Smith
(800) 223-0740
investorrelations@lightningemotors.com